Exhibit (g)(17)

Form of

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF April 23, 2008

Trust	Fund	Effective
Fidelity Investment Trust	Fidelity Global Commodity Stock Fund	____ __, 200_